UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2020

ICHOR HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37961	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3185 Laurelview Ct.

Fremont, California 94538

(Address of principal executive offices, including Zip Code)

(510) 897-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001	ICHR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).

Emerging Growth Company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 2.05  Costs Associated with Exit or Disposal Activities

On June 23, 2020, Ichor Holdings, Ltd. (the “Company”) announced the closure of its manufacturing facility in Union City, California. The closure is the result of a restructuring of our plastics business in order to streamline operations and improve asset utilization. The Company notified employees at the facility of the closure on June 23, 2020. Approximately 80 employees located at the facility will be impacted by the closure.

The Company expects to substantially complete the closure of the facility by the end of its 2020 fiscal year, ending December 25, 2020. As a result of the closure, the following costs will result in cash expenditures: (1) approximately $0.9 million in employee-related restructuring costs, primarily consisting of severance payments, and (2) other costs not expected to be significant, including, but not limited to, costs to exit the leased facility, which expires in April 2021, and costs to cancel existing orders with suppliers. In addition, the Company expects to incur the following non-cash asset-related charges: (1) a write-down of inventories of approximately $3.0 million to $5.0 million, and (2) increased depreciation expense of approximately $1.5 million over the next two quarters associated with revising the estimated service life of the facility’s tangible fixed assets as a result of the closure.

Forward-Looking Statements

Certain statements in this Current Report are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” “look forward,” and similar expressions are used to identify these forward-looking statements.

Examples of forward-looking statements include, but are not limited to, the amount employee-related of restructuring costs and non-cash asset-related charges to be incurred and in connection with the closure of the Union City manufacturing facility and the timing of the closure of the Union City manufacturing facility, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Factors that could contribute to such differences include the shifting of the facility’s assets and production to other Company facilities as well as identifying alternative uses and/or buyers for its assets, the amount of expenditures that may be made or charges that may be incurred by the Company in connection with the closure of the Union City manufacturing facility, the timing of the closure of the Union City manufacturing facility and the anticipated savings from the closure of the Union City manufacturing facility, and additional risks related to the Company’s operations, which include (1) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (2) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (3) negotiating leverage held by our customers, (4) competitiveness and rapid evolution of the industries in which we participate, (5) risks associated with weakness in the global economy and geopolitical instability, (6) keeping pace with developments in the industries we serve and with technological innovation generally, (7) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (8) managing our manufacturing and procurement process effectively, (9) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, (10)  dependence on a limited number of suppliers and (11) the impact of the COVID‑19 pandemic, any related or unrelated public health threat or fear of such event on economic activity, us and our customers, suppliers, employees, and other business relations, including, but not limited to, demand for our products, workforce availability, and costs to manufacture our products. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of our Annual Report on Form 10‑K filed with the SEC on March 6, 2020 and our Quarterly Report on Form 10‑Q filed with the SEC on May 5, 2020, and subsequent filings with the SEC.

All forward-looking statements in this Current Report are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICHOR HOLDINGS, LTD.

Date: June 25, 2020	/s/ Larry J. Sparks
Name: Larry J. Sparks
Title: Chief Financial Officer